                                                                      Exhibit 11

                ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                     THREE MONTHS ENDED     SIX MONTHS ENDED
                                                                          JUNE 30,              JUNE 30,
                                                                    --------------------  --------------------
                                                                       1999       1998       1999       1998
                                                                    ---------  ---------  ---------  ---------
                                                                        (UNAUDITED)           (UNAUDITED)

Net Income........................................................  $ 33,939   $  32,280  $ 69,249   $  61,330
                                                                    ---------  ---------  ---------  ---------
                                                                    ---------  ---------  ---------  ---------
Weighted Average Number Of Shares Outstanding:
  Basic:
    Weighted average shares.......................................    90,711      92,071    90,987      91,849
                                                                    ---------  ---------  ---------  ---------
                                                                    ---------  ---------  ---------  ---------
  Diluted:
    Weighted average shares.......................................    90,711      92,071    90,987      91,849
    Common stock equivalents--Stock options (A)...................     1,935       3,415     2,222       3,381
                                                                    ---------  ---------  ---------  ---------
    Diluted shares outstanding....................................    92,646      95,486    93,209      95,230
                                                                    ---------  ---------  ---------  ---------
                                                                    ---------  ---------  ---------  ---------
Net Income Per Share:
  Basic...........................................................  $    .37   $    0.35  $    .76   $    0.67
  Diluted.........................................................  $    .37   $    0.34  $    .74   $    0.64

------------------------

(A) The treasury stock method was used to determine the weighted average number of shares of common stock equivalents outstanding during the periods.